EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-30320, 333-24749 and 333-128594) of Pressure BioSciences, Inc. (formerly Boston Biomedica, Inc.) of our report dated March 24, 2007 relating to the consolidated financial statements as of December 31, 2006 and for the year then ended, which appears in this Annual Report on Form 10-KSB.

/s/ UHY LLP

Boston, Massachusetts
March 24, 2007